UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2007

DELEK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Florida	333-40799	84-1346897
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1224 Washington Avenue, Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 531-1174

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law
1224 Washington Avenue
Miami Beach, Florida 33139

Telephone: 305.531.1174

(Former Name or Former Address, if Changes Since Last Report)

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 28, 2007, Leonard Sternheim resigned as President, Chief Executive Officer, Chief Financial Officer, and as a member of the Board of Directors of the Company. To the knowledge of the Board and executive officers of the Company, Mr. Sternheim had no disagreement with the Company on any matter related to the Company's operations, policies or practices.

On November 28, 2007, concurrent with the resignation of Mr. Sternheim, John T. Ruddy was appointed as a member of the Board of Directors of the Company. In addition, Mr. Ruddy has been appointed as the interim Chief Executive Officer and interim Chief Financial Officer, and shall receive compensation of $2,000 per month.

Since May 21, 2007, Mr. Ruddy served as President, Chief Executive Officer and Chief Financial Officer, and member of the board of directors of Americana Distribution, Inc. Since March 13, 2007, Mr. Ruddy served as President, Chief Executive Officer and Chief Financial Officer, and member of the board of directors of Nanoscience Technologies, Incorporated. Since November 14, 2006, Mr. Ruddy has served as President, Chief Executive Officer and Chief Financial Officer and member of the board of directors of Lite King, Inc. He is also currently a Managing Member for Highgate House, LLC since January 2006 and has been serving as a Captain at the Jersey City Fire Department since 1995. Mr. Ruddy has also served as a director of Bio-One Corp. from July 2005 until December 2005. Mr. Ruddy earned a B.A. from Rutgers University in 1994.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

NA

(b) Pro Forma Financial Information.

NA

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2007	DELEK RESOURCES, INC.

	By:	/s/ John T. Ruddy
Name: John T. Ruddy Title: Chief Executive Officer